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                                                                    EXHIBIT 16.2


                          [ARTHUR ANDERSEN LETTERHEAD]

September 13, 1996

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549



We have read Item 4 included in the attached Form 8-K dated September 13, 1996, of 3CI Complete Compliance Corporation filed (to be filed) with the Securities and Exchange Commission and are in agreement with the statements contained herein.



/s/ ARTHUR ANDERSEN LLP
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ARTHUR ANDERSEN LLP


Houston, Texas
September 13, 1996